EXHIBIT 99.1

AGREEMENT
JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Deep Well Oil & Gas, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: October 15, 2013	MP WEST CANADA S.A.S.

	By:	/s/ Alain Torre
Name: Alain Torre
Title: Chairman

Dated: October 15, 2013	SAINT-AUBIN ÉNERGIE S.A.S.

	By:	/s/ Alain Torre
Name: Alain Torre
Title: Chairman

Dated: October 15, 2013	MPI S.A.

	By:	/s/ Michel Hochard
Name: Michel Hochard
Title: Chief Executive Officer

Dated: October 15, 2013	ÉTABLISSEMENTS MAUREL & PROM S.A.

	By:	/s/ Michel Hochard
Name: Michel Hochard
Title: Chief Financial Officer